UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 24, 2007

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

1221 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.02 and 7.01. Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K) -Explanatory Note.

This amendment pertains to Exhibit 2 of the Registrant’s earnings release filed on Form 8-K on July 24, 2007. In the Operating Results by Segment-Operating Profit, for the three and six month periods presented, the percentage of change for General corporate expense and Interest expense were inadvertently presented as favorable, when they were unfavorable. In the Operating Results by Segment-Operating Profit, for the six month period presented, the percentage of change for McGraw-Hill Education Operating loss was inadvertently presented as unfavorable when it was favorable.

    In all other respects, the earnings release and related exhibits filed on Form 8-K on July 24, 2007 did not require any change.

Item 9.01. Exhibits.

 (99)  Earnings Release of the Registrant’s earnings release filed on Form 8-K on July 24, 2007, revised for the items presented in Item 2.02 and 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor
By: Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated: July 24, 2007

INDEX TO EXHIBITS

Exhibit Number

(99)  This amendment pertains to Exhibit 2 of the Registrant’s earnings release filed on Form 8-K on July 24, 2007. In the Operating Results by Segment-Operating Profit, for the three and six month periods presented, the percentage of change for General corporate expense and Interest expense were inadvertently presented as favorable, when they were unfavorable. In the Operating Results by Segment-Operating Profit, for the six month period presented, the percentage of change for McGraw-Hill Education Operating loss was inadvertently presented as unfavorable when it was favorable.